Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated April 25, 2025, is by and among Amplify Energy Corp., a Delaware corporation (“Parent”), Amplify DJ Operating LLC, a Delaware limited liability company (“First Merger Sub”), Amplify PRB Operating LLC, a Delaware limited liability company (“Second Merger Sub”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG”), and, solely for the purposes set forth therein, Juniper Capital Advisors, L.P., a Delaware limited partnership (the “Members’ Representative”), and each of the Specified Company Entities listed on the signature pages hereto (the “Specified Company Entities”). Each of Parent, First Merger Sub, Second Merger Sub, NPOG, COG, the Members’ Representative and the Specified Company Entities are referred to herein, collectively, as the “Parties” and each, a “Party”. Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of November January 14, 2025 (as amended by Amendment No. 1, dated April 14, 2025, the “Merger Agreement”); and

WHEREAS, the respective governing bodies of the Parties have determined that it is in the best interest of their respective companies and equityholders to terminate the Merger Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.            Termination.  Pursuant to Section 8.1(a) of the Merger Agreement, the Parties hereby agree that the Merger Agreement, including all schedules and exhibits thereto, and any ancillary agreements contemplated thereby or entered into pursuant thereto (collectively, the “Transaction Documents”), are hereby terminated effective immediately as of the date hereof (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents, including Section 8.3 of the Merger Agreement, the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”); provided, however, that the Confidentiality Agreement, dated as of October 19, 2023, between Parent and Juniper Capital Investments LLC, as amended, shall remain in full force and effect in accordance with its terms until the date on which Parent files its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

2.            Disclosure. The Parties will not, and each Party will cause its Representatives not to, issue any public announcements or make other public disclosures regarding the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, without the prior written approval of each other Party; provided, however, that a Party or its Representatives may issue a public announcement or other public disclosures (a) required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock is traded and (b) regarding the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby that is consistent with prior disclosure in press releases or public statements previously approved by the other Parties or made by any Party in compliance with this Section 2; provided that such Party uses commercially reasonable efforts to afford the other Parties an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same; provided, further, that this Section 2 shall not be deemed to restrict in any manner a Party’s ability to (i) disclose information concerning the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby in connection with any dispute between the Parties regarding the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby and (ii) communicate with its employees. Notwithstanding the foregoing, the Members’ Representative will be allowed to disclose the terms of the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby without the consent of Parent or any other Party to their respective members (who may disclose to their direct and indirect investors) and other types of information that are customary for private equity funds to provide their respective members, limited partners and partners.

3.            Expense Reimbursement.  Parent agrees to pay the Acquired Companies an amount equal to $800,000 as payment of Company Expenses (the “Company Expense Payment”) concurrently with the execution of this Agreement, by wire transfer of immediately available funds to the account designated in writing by the Acquired Companies as specified on Exhibit A hereto. The Parties acknowledge and agree that, notwithstanding anything to the contrary in the Merger Agreement (including Section 8.4 of the Merger Agreement), the Company Expense Payment will be the only fee or reimbursement due and payable to any Party in connection with the Termination and no Parent Termination Fee, Company Termination Fee or Parent Expense payment is due to any Party in connection with the Termination.

4.            Mutual Release; Disclaimer of Liability.  Each of the Parties, each on behalf of itself and each of its respective successors, Subsidiaries, Affiliates, assignees, officers, directors, employees, Representatives, agents, attorneys, auditors, stockholders and advisors and the heirs, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective successors, Subsidiaries, Affiliates, assignees, officers, directors, employees, Representatives, agents, attorneys, auditors, stockholders and advisors and the heirs, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to the Transaction Documents or the transactions contemplated therein or thereby. The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in Law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time to and including the Termination Time.  Notwithstanding the foregoing, nothing in this Section 3 shall (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or (ii) constitute a release by any Party for any Claim arising under this Agreement.

5.            Representations and Warranties.  Each Party represents and warrants to the other Parties that: (i) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (iii) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to principles governing the availability of equitable remedies (regardless of whether that enforceability is considered in a proceeding in equity or at law).

6.            Further Assurances.  Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination.

7.            Third-Party Beneficiaries.  Except for the provisions of Section 3, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

8.            Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.

9.            Amendments.  Any amendment, modification or waiver of any provision of this Agreement, or any consent to departure from the terms of this Agreement, shall not be binding unless in writing and signed by the Party or Parties against whom such amendment, modification, waiver or consent is sought to be enforced.

10.            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.

11.            Submission to Jurisdiction; Appointment of Agent for Service of Process.  Each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above. Nothing in this Section 10 shall prevent any Party from bringing an action or proceeding in any jurisdiction to enforce any judgment of the Chancery Court or any federal court located in the State of Delaware, as applicable. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10 in the manner provided for notices in Section 9.4 of the Merger Agreement.

12.            Waiver of Jury Trial. Each of the Parties hereto waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

13.            Specific Performance.  Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

NPOG

NORTH PEAK OIL & GAS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

COG

CENTURY OIL AND GAS SUB-HOLDINGS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

[Signature Page to Termination Agreement]

PARENT

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher
Name: Martyn Willsher Title: President and Chief Executive Officer

FIRST MERGER SUB

AMPLIFY DJ OPERATING LLC

By:	/s/ Martyn Willsher
Name: Martyn Willsher Title: President and Chief Executive Officer

SECOND MERGER SUB

AMPLIFY PRB OPERATING LLC

By:	/s/ Martyn Willsher
Name: Martyn Willsher Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]

MEMBERS’ REPRESENTATIVE

JUNIPER CAPITAL ADVISORS, L.P.

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

SPECIFIED COMPANY ENTITIES

LONGS PEAK RESOURCES, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

NORTH SILO RESOURCES, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

CENTURY OIL AND GAS SOUTH, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

CENTURY OIL AND GAS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

NAVIGATION POWDER RIVER, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

[Signature Page to Termination Agreement]

PINE HAVEN RESOURCES, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser Title: Authorized Representative

[Signature Page to Termination Agreement]